SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                             (Amendment No. ______)

Check the appropriate box:
[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                        American Financial Holding, Inc.
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]  Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule, or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


                        AMERICAN FINANCIAL HOLDING, INC.
                              940 Rio Virgin Drive
                             St. George, Utah 84790
                            Telephone: (435) 674-1181
                            Telecopy: (435) 674-1183

To the Stockholders of American Financial Holding, Inc.:

         On [consent date], 2001, the holders of a majority of our outstanding common stock approved the following actions:

                  (1) effect a 21.4-to-1 reverse split of the issued and outstanding common stock, without any change to the 50,000,000 shares of common stock, par value $0.001, authorized;

                  (2) authorize a new class of preferred stock consisting of 5,000,000 shares, par value $0.001 per share, with such designations, rights, privileges and preferences as the board of directors may from time to time deem appropriate in accordance with the Delaware General Corporation Law; and

                  (3) elect Michael Avignon, Michael Macaluso and Frank M. DeLape as directors, each to serve until the next annual meeting of directors and until each's successor is elected and qualified.

         Our board of directors had previously unanimously approved the above actions and fixed the close of business on [record date], 2001 (the "Record Date"), for the determination of stockholders entitled to vote respecting the above action. The consenting stockholders, whose 15,000,000 shares represented approximately 77.8% of our outstanding voting common stock on [consent date], 2001, have consented to the above actions. Therefore, no special meeting or 2001 annual meeting of stockholders will be held.

         We Are Not Asking for a Proxy and You Are Requested Not to Send Us a Proxy.

         This information statement is being mailed on or about [mailing date], 2001, to all stockholders of record as of the Record Date, and is accompanied by a copy of our annual report on Form 10-KSB for the year ended December 31, 2000, which includes our audited financial statements. Your attention is directed to the enclosed information statement.

                                             By order of the board of directors:

                                             Kenton L. Stanger, President

St. George, Utah
[mailing date], 2001

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


                        AMERICAN FINANCIAL HOLDING, INC.
                              940 Rio Virgin Drive
                             St. George, Utah 84790
                            Telephone: (435) 674-1181
                            Telecopy: (435) 674-1183

                              INFORMATION STATEMENT

         We Are Not Asking for a Proxy and You Are Requested Not to Send Us a Proxy.

Introduction

         This information statement is furnished by our board of directors in connection with actions outlined above that our board of directors and stockholders have approved in accordance with the terms of our agreement to sell $300,000 in securities.

         Pursuant to our January 22, 2001 agreement, we agreed to sell to three previously unrelated purchasers an aggregate of $300,000 in securities, consisting of (a) 15,000,000 shares of common stock at a price of $0.01 per share, or an aggregate of $150,000; and (b) an aggregate of $150,000 in principal amount of promissory notes convertible into an aggregate of 49,200,000 shares of common stock, subject to recapitalization of the company by effecting a 21.4-to-1 reverse stock split of the issued and outstanding shares, without any reduction to the 50,000,000 shares of common stock authorized. On the effectiveness of the reverse stock split, the $150,000 in promissory notes will automatically be converted into common stock. As a result of the foregoing, a total of 64,200,000 shares of common stock issuable under the purchase agreement will be consolidated into 3,000,000 shares of common stock after giving effect to the required 21.4-to-1 reverse stock split. As a result of the reverse stock split, the 4,279,449 shares of common stock issued and outstanding immediately prior to the sale of $300,000 in securities, will be reverse split into approximately 199,974 post-split shares of common stock. In addition, we have agreed to issue to a third party an aggregate of 400,000 post-split shares for services. Accordingly, after giving effect to the foregoing, we will have approximately 3,600,000 shares issued and outstanding.

         In connection with the foregoing transaction, we also agreed to authorize a class of preferred stock and to elect designees of the new investors as directors. Accordingly, the board of directors and stockholders have approved an amendment to the certificate of incorporation to authorize a class of 5,000,000 shares of preferred stock, par value $0.005, having such rights, designations and preferences as the board of directors may designate in accordance with Delaware law, and have elected an entirely new board of directors consisting of Michael Avignon, Michael Macaluso, and Frank M. DeLape as directors, each to serve until his successor is elected and qualified.

         The foregoing actions will become effective on [effective date], 2001, which is at least 20 days after the enclosed statement is first sent to the stockholders on [mailing date], 2001.

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


Background and History

         Until late 1997, our operations consisted primarily of marketing annuity and life insurance products through our wholly-owned subsidiary, Income Builders, Inc., while we continued to seek funding for acquiring and operating an insurance company to reinsure and coinsure a portion of the products marketed by Income Builders. In late 1997, we agreed to transfer all of the stock of Income Builders, which markets life insurance and annuity products underwritten by other insurance providers, to Tambora Financial Corporation in exchange for $500,000 in cash and approximately 4.9 million shares of Tambora common stock. The exchange was completed on October 24, 2000. Since its inception in September 1997, Tambora has been funded through the sale of common stock, including shares sold to our officers and directors. As of December 31, 2000, we owned approximately 32.5% of the issued and outstanding Tambora stock.

         Because of our common controlling officers, directors and stockholders, the transactions between Tambora and us have not been and are not the result of arm's-length negotiations and are subject to substantial conflicts of interest.

         Upon entering into the 1997 agreement to transfer Income Builders to Tambora, the operations of Income Builders were considered discontinued as to us. We now plan to distribute the approximately 4.9 million shares of Tambora stock we own to our stockholders and others, subject to satisfying applicable regulatory requirements. Therefore, since October 24, 2000, our investment in Tambora is considered temporary, and we have not recognized any of our portion of the losses from Tambora, have carried the investment in Tambora at a cost of zero, and have not recognized any participation in Income Builders' business.

         Tambora, through Income Builders, acts as an independent field marketing organization for LifeUSA Holding, Inc. Income Builders has been a leading national producer for LifeUSA for combined annuity and life premium sales in recent years. Tambora seeks to become a financial services holding company with broad-based marketing of life insurance and annuities, including the products of other insurance companies, and ultimately its own products. The implementation of this plan will require substantial amounts of additional capital.

         In connection with our acquisition of Income Builders as a wholly owned subsidiary in 1989, we agreed to use our best efforts to seek additional equity financing to fund the expansion of Income Builders. We now propose to implement this goal through the plan outlined below in which Tambora will seek funding to purchase an insurance company, and we will distribute our Tambora stock to our stockholders and others.

         In January 2001, we assigned an aggregate of $3,045,887, subject to $168,000 in offsets, to Debt Reduction Trust. The amounts assigned included receivables of principal and accrued interest of $1,586,777 from Kenton L. Stanger and $1,354,227 from Raymond L. Punta, both executive officers and directors, and $104,883 from others. In consideration of such assignment, Debt Reduction Trust agreed to assume any and all liabilities for withholding taxes or other payroll burdens due federal or state authorities relating to the characterization of any of the amounts paid to the obligors as compensation and such trust's agreement to indemnify us and hold us harmless from and against any related loss. Debt Reduction Trust is an irrevocable trust created by Kenton L. Stanger. The sole trustee of Debt Reduction Trust is currently Chelton Feeny, a

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


director, and the beneficiaries are Mr. Stanger's wife or estate. Other than the obligations assigned to Debt Reduction Trust as noted above, the trust's only assets are 25,000 shares of our common stock.

         Subsequent to December 31, 2000, we sold for $300,000 a total of 15.0 million shares of common stock (700,935 shares on a pro forma basis giving effect to the 21.4-to-1 reverse stock split) for an aggregate of $150,000, and $150,000 in principal amount of promissory notes, automatically convertible into an aggregate of 49.2 million shares of common stock (2,229,000 shares on a pro forma basis giving effect to the 21.4-to-1 reverse split), as noted above. The persons making the $300,000 investment have executed a majority written consent approving the reverse stock split, the appointment of their designees to the board of directors, and the authorization of a class of preferred stock as discussed in this information statement. On the effectiveness of the reverse stock split and related matters, we will issue 400,000 shares of post-reverse-split common stock to a third party for services. The securities sold by us and the consideration we received are being held pending our distribution of this information statement to our stockholders. After giving effect to the foregoing, we will have an aggregate of approximately 3.6 million shares of post-split common stock issued and outstanding. The persons making the recent $300,000 investment will not participate in the distribution of approximately 4.9 million shares of Tambora stock to our stockholders and others.

         Under the agreement with the investors, proceeds from the sale of the $300,000 in securities will be applied toward certain accrued obligations. As of December 31, 2000, these past due accrued obligations included approximately $253,000 due third parties for professional fees, $19,000 due Kenton L. Stanger for cash advances, and approximately $210,000 due Tambora for cash advances. In addition, we are a defendant with Kenton L. Stanger and Raymond L. Punta in a lawsuit initiated by a third party. We also have recorded a liability of $364,000 to investors in our former subsidiary, Triad Financial Systems, Inc., that we intend to satisfy by distributing to such investors a portion of the approximately 4.9 million shares of Tambora stock that we own. Following the distribution of this information statement and as a further condition to releasing the $300,000 in proceeds from our sale of securities, we are required to obtain releases from liabilities from the foregoing creditors with liquidated amounts and to make arrangements satisfactory to the investors respecting the defense of the pending lawsuit. We have reached agreements acceptable to us with all third parties providing professional services under which we will settle the amounts for a partial cash payment. We have reached similar arrangements with Mr. Stanger and Tambora, to the extent that funds may be available. Thus, after these agreed disbursals, we will have no assets and no liabilities.

         Our board of directors believes the transaction for the sale of $300,000 in securities is fair to the stockholders from a financial point of view. This transaction was the result of arm's length negotiations in which each party was represented by independent legal counsel. After giving effect to the transactions described above, we had no assets except for the approximately 4.9 million shares of Tambora stock we intend to distribute to our stockholders in order to provide them with a long-term opportunity to participate in Tambora's business. But we also had liabilities totaling approximately $846,000 at December 31, 2000, with no financial resources. Therefore, the creditors were in a position to assert claims against the approximately 4.9 million Tambora shares that we own, taking an important asset we intend to distribute to our stockholders. By agreeing to sell the $300,000 in securities, we are generating the cash required to reach agreements with our principal creditors, which in turn, enables us to proceed with our planned distribution of the approximately
4.9 million shares of Tambora stock to our stockholders and others.

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


Current Status

         As a result of the transaction described above, we currently have no active operations or majority-owned subsidiaries. Our assets consist of approximately 4.9 million shares of common stock of Tambora that we intend to distribute to our stockholders and others, subject to satisfying applicable regulatory requirements, as discussed above, and we will have no liabilities. The approximately 4.9 million shares of Tambora common stock to be distributed to our stockholders and others will be voted by the board of directors of Tambora until the distribution is completed.

Outstanding Securities and Voting Rights

         As of the Record Date, we had issued and outstanding a total of 19,279,449 shares of common stock. The stockholders who have executed a majority written consent to approve the action described above own an aggregate of 15,000,000 shares of our common stock, or approximately 77.8% of our issued and outstanding common stock.

         Each holder of common stock is entitled to one vote in person or by proxy for each share of common stock in his or her name on our stock transfer books as of the Record Date on any matter submitted to a vote of the stockholders; however, under Section 228 of the Delaware General Corporation Law, any action that may be taken at any stockholders' meeting may be taken by written consent by the requisite number of stockholders required to take such action. The election of directors and the approval of the amendments to our certificate of incorporation to reverse split the issued and outstanding stock and authorize a class of preferred stock requires the affirmative vote or written consent of the holders of a majority of our issued and outstanding stock. On [consent date], 2001, the consenting stockholders owning approximately 77.8% of our outstanding voting common stock consented to the foregoing matters. Therefore, we are not submitting such matters to a vote of the stockholders, we are not soliciting proxies, and we will not hold a meeting on these matters.

Information Concerning Nominees

         Our bylaws currently fix the number of directors at five. The board of directors has adopted a resolution to reduce the size of the board to three persons, effective on the effective time of the stockholders' consent. Each of the three nominees to serve as directors was designated by the principal stockholders. Each director will be elected to hold office until the next annual meeting of stockholders and until his successor has been elected and qualified.

                                         Business Experience During Past
     Name                  Age           Five Years and Other Information
------------------------- ------  ----------------------------------------------

Michael Macaluso.......     49    Various senior executive positions with Page
                                  International, a Houston, Texas, high-end printing company.

Frank M. DeLape........     47    Since 1994, the Chief Executive Officer of
                                  Benchmark Equity Group, Inc., a Houston,
                                  Texas, venture capital firm.

Michael Avignon........     47    Chief Executive Officer of Axces, a Houston,
                                  Texas telecommunications firm, and an officer and director of MTM Holdings, Inc. of Houston, Texas, which is an investing and consulting firm, and a manager of Capali, LLC, also of Houston, Texas, which is an investing and consultant firm.

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


         Each of the nominees has consented to be named in this information statement and has consented to serve as a director. However, should any nominee become unable or unwilling to accept election, the remaining directors may nominate a replacement. We do not believe that any substantive nominee will be required.

Current Directors and Executive Officers

         Our current directors and executive officers are as follows:

          Name              Age                      Office
-----------------------   -------   --------------------------------------------
Kenton L. Stanger......     67      Chief Executive Officer, President, Director
Raymond L. Punta.......     51      Executive Vice President, Director
Chelton S. Feeny.......     77      Director
Ray P. Brown...........     56      Executive Vice President-Marketing, Director
Tim L. Hansen..........     51      Executive Vice President-Marketing, Director

         Directors are elected at our annual stockholders' meeting to serve for a period of one year and until their successors are elected and qualified. Officers serve at the pleasure of the board of directors.

         Kenton L. Stanger has served as our Chairman of the Board, President and Chief Executive Officer since 1988 and Chairman of the Board and Chief Executive Officer of Tambora since 1997. From 1986 to 1988, he was President of American Financial Marketing, Inc., which was acquired by us in 1988. From 1969 to 1986, Mr. Stanger was Chairman, President and Chief Executive Officer of Balanced Security Corporation, a financial services holding company that owned its own life insurance and annuity marketing company, and an insurance-related audio/visual production company. During 1985, he also served as a director for Service Life Insurance Company. From 1965 to 1969, he was President and Chief Executive Officer of Sentinel's Southern Agency Corporation. Mr. Stanger was the District Sales Manager for Country Mutual Life and Farm Bureau Insurance Companies from 1958 to 1965. Mr. Stanger is the father-in-law of Raymond L. Punta.

         Raymond L. Punta has served as our Executive Vice President and a director from 1989 through the present and President and a director of Tambora since 1997. From 1988 through 1989, Mr. Punta was a co-owner of American Safety Products, an entity that marketed Halon fire extinguishers, door entry systems

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


and other commercial and residential safety products. Mr. Punta was a national sales trainer for Novar Corporation, Barberton, Ohio, from 1984 to 1988. From 1973 to 1984, Mr. Punta served as a law enforcement officer with the San Joaquin County Sheriff's Department and the Lodi Police Department, both in California. Mr. Punta is the son-in-law of Mr. Stanger.

         Chelton S. Feeny has served as a director from 1988 through the present and a director of Tambora since 1997. Dr. Feeny was engaged in the practice of medicine between 1959 and 1988 in Ogden, Utah. From 1989 until 1995, he was employed by the Veterans Administration Regional Office in Anchorage, Alaska. He retired in 1995 and currently serves as a member of the Finance Committee of the Ogden Surgical Society.

         Ray P. Brown has served as our Executive Vice President-Marketing and a director since 1989 and a director and Executive Vice President of Tambora since 1997. In 1987, Mr. Brown, in conjunction with Mr. Hansen, formed Income Builders, Inc., a field marketing organization to sell life insurance and annuity products offered by LifeUSA. In 1989, Messrs. Brown and Hansen exchanged their shares of Income Builders for our shares, and Income Builders became our wholly-owned subsidiary. Mr. Brown has been active in the insurance industry since 1972.

         Tim L. Hansen has served as our Executive Vice President-Marketing and a director since 1989 and a director and Executive Vice President of Tambora since 1997. In 1987, Mr. Hansen, in conjunction with Mr. Brown, formed Income Builders, Inc., a field marketing organization to sell life insurance and annuity products offered by LifeUSA. In 1989, Messrs. Hansen and Brown exchanged their shares of Income Builders for our shares, and Income Builders became our wholly-owned subsidiary. Mr. Hansen has been active in the insurance industry since 1973.

Board Meetings and Committees

         Members of the board of directors discussed various business matters informally on numerous occasions throughout the year. No formal actions were taken by vote in board meetings that occurred throughout the year or by unanimous consent during 2000. Directors who are our employees did not receive compensation for services as directors.

         The board of directors has no standing audit or compensation committees.

Compliance with Section 16(a) of the Exchange Act

         Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during or respecting our last fiscal year ended December 31, 2000, and any written representation referred to in paragraph (b)(2)(i) of Item 405 of Regulation S-B, no person who, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of our equity securities or any other person known to be subject to Section 16 of the Exchange Act failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act during the most recently-completed, full fiscal year or prior fiscal year, except as noted in previous reports on Form 10-KSB.

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


                             EXECUTIVE COMPENSATION

         The following table sets forth, for each of the last three fiscal years in the period ending December 31, 2000, cash compensation received from us by any person serving as our chief executive officer during the last preceding fiscal year and any of the three remaining most highly-compensated, other executive officers whose salary and bonus for all services in all capacities exceeded $100,000 for the most recent fiscal year:

                                             Summary Compensation Table

                                                                          Long Term Compensation
                                                                    ------------------------------------
                                       Annual Compensation                  Awards            Payouts
                               ------------------------------------ ------------------------ -----------
         (a)            (b)        (c)         (d)         (e)          (f)         (g)         (h)          (i)
                                                          Other                   Securities                 All
                                                          Annual      Restricted   Underlying               Other
                                                          Compen-       Stock      Options/     LTIP       Compen-
       Name and                                           sation       Award(s)      SARs      Payouts      sation
  Principal Position    Year   Salary ($)   Bonus ($)      ($)(1)        ($)        (#)(2)       ($)        ($)(2)
------------------------------ ------------ ----------- ----------- ------------ ----------- ----------- ------------
Kenton L. Stanger       2000           --           --    $ 89,684          --           --          --          --
  CEO, President,       1999           --           --      82,675          --           --          --   $   4,613
  Director              1998           --           --      67,398          --           --          --       6,934
--------------------------

(1) Consists of interest accrued during the year on the unpaid balance of amounts previously outstanding on personal loans to such officer. Such amount is treated as compensation for purposes of this table, but is considered an obligation payable by such persons. Effective December 31, 2000, all amounts payable by such officer to us were assigned to East Bay Trust. See "Certain Relationships and Related Transactions."

(2) Consists of personal use of automobile and related insurance and other expense.

         No options and SARs were granted or exercised during the last completed fiscal year by any executive officer named in the Summary Compensation Table above.

Employee Agreements and Benefits

         During 2000, Kenton L. Stanger did not receive compensation from us, but received compensation from Tambora that is not reflected in the above table.

         We reimburse our directors for costs of attending meetings of the board of directors but do not otherwise compensate our directors.

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth information as to each person who owned of record or was known by us to own beneficially more than 5% of the 19,279,449 shares (900,909 shares on a pro forma basis giving effect to a 21.4-to-1 reverse stock split) of issued and outstanding common stock as of December 31, 2000, and information as to the ownership of our common stock by each of its directors and by its officers and directors as a group. Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them:

                                                            Nature of            Number of
                    Beneficial Owners                       Ownership           Shares Owned          Percent
      -----------------------------------------------    ----------------    -------------------    ------------
      Principal Stockholders:
      Alyda Macaluso..............................           Direct               5,000,000             25.9%
            1221 Danberry                                    Indirect(1)         16,400,000             21.3
            Houston, TX 77055                                                    ----------
                                                                                 21,400,000             27.8
      Laura Avignon...............................           Direct               5,000,000             25.9
            2500 Wilcrest, Suite  540                        Indirect(1)         16,400,000             21.3
            Houston, TX 77042                                                    ----------
                                                                                 21,400,000             27.8
      Lighthouse Capital Insurance Co.............           Direct               5,000,000             25.9
            c/o MeesPierson (Cayman) Ltd.                    Indirect(1)         16,400,000             21.3
            P.O. Box 2003 GT                                                     ----------
            Grand Pavillon Comm. Centre                                          21,400,000             27.8
            Bougainvillea Way
            802 West Bay Road
            Grand Cayman, BVI

      Nominees:
            Michael Avignon......................                      See Laura Avignon above(2)
            Michael Macaluso.....................                     See Alyda Macaluso above(3)
            Frank M. DeLape......................                                        --             --

      All Nominees, as a Group (3 Persons):                  Direct              10,000,000             51.8
                                                             Indirect(1)         32,800,000             42.6
                                                                                 ----------
                                                                                 42,800,000             55.6

      Directors:
           Kenton L. Stanger                                 Indirect(4)            242,118              1.3

           Tim L. Hansen..........................           Direct                 191,826              0.9
                                                             Indirect(5)             50,272              0.3
                                                                                   --------
                                                             Total                  242,098              1.3

           Ray P. Brown...........................           Direct                 174,824              0.9
                                                             Indirect(5)             67,002              0.3
                                                                                   --------
                                                             Total                  241,826              1.3

           Raymond L. Punta.......................           Direct                 125,000              0.6
                                                             Indirect(6)             59,994              0.3
                                                                                   --------
                                                             Total                  184,994              1.0

           Chelton S. Feeny.......................           Direct                  98,500              0.5
                                                             Indirect(7)            107,522              0.6
                                                                                    -------
                                                             Total                  206,022              1.1

                                       8

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


      All Directors and Executive Officers, as a             Direct                 590,150              3.1
        Group (5 Persons):.......................            Indirect               526,908              2.7
                                                                               ------------
                                                             Total               16,117,058              5.8

--------------------
(1) Shares issuable on the automatic conversion of convertible debenture to common stock on the effectiveness of the 21.4-to-1 reverse stock split.
(2) Michael and Laura Avignon are husband and wife so each may be deemed the beneficial owner of shares owned by either..
(3) Michael and Alyda Macaluso are husband and wife so each may be deemed the beneficial owner of shares owned by either.
(4) Mr. Stanger is deemed to share voting and dispositive power over 175,000 shares owned by San Joaquin Trust, 25,000 shares owned by Debt Reduction Trust and 42,118 shares owned by his wife. The 25,000 shares held by Debt Reduction Trust have been pledged to secure our loans made to certain officers and directors. (See "Certain Relationships and Related Transactions.")
(5)  Represents shares held by self-directed retirement account.
(6)  Consists of 59,994 shares owned by Mr. Punta's wife.
(7)  Represents shares held by his trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Officer Loans

         In January 2001, we assigned all of the amounts receivable with aggregate principal and accrued interest of $1,586,777 from Kenton L. Stanger, $1,354,227 from Raymond L. Punta, and $104,883 from others, for an aggregate of $3,045,887, subject to $168,000 in offsets, to Debt Reduction Trust in consideration of such trust's assumption of any and all liabilities for withholding taxes or other payroll burdens due federal or state authorities relating to the characterization of any of the amounts paid to the obligors as compensation and such trust's agreement to indemnify us and hold us harmless from and against any related loss. Debt Reduction Trust is an irrevocable trust created by Kenton L. Stanger. The sole trustee of Debt Reduction Trust is currently Chelton Feeny, a director, and the beneficiaries are Mr. Stanger's wife or estate. Other than the obligations assigned to Debt Reduction Trust as noted above, the trust's only assets are 25,000 shares of our common stock.

Tambora Financial Corporation

     Payments of Stock Subscriptions

         During 2000, our officers and directors paid an aggregate of $23,000 on previous subscriptions for the purchase of Tambora common stock at an average price of $0.05 per share. Shares were issued as the subscriptions were paid.

     Sale of Income Builders to Tambora

         Following the organization of Tambora in September 1997, we agreed to sell Income Builders to Tambora in consideration of $500,000 in cash and the issuance to us of an aggregate of 4,899,533 shares of Tambora common stock as follows:

                  (a) 4,279,449 shares to be distributed to our stockholders at the rate of one share of Tambora stock for each share of our stock held;

                  (b) 320,000 shares to satisfy our antidilution obligation to East Bay Trust in connection with funding provided by it prior to December 31, 1997; and

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


                  (c) 300,084 shares in order for us to offer shares in Tambora to certain unaffiliated persons who had invested $300,084 in preferred stock of Triad Financial Systems, Inc., previously our subsidiary. Triad Financial Systems, Inc. was unsuccessful in obtaining the capital required to implement its business plan and has been dissolved. Such 300,084 shares will be distributed to such former investors in Triad Financial Systems, Inc. in satisfaction of their right to convert Triad Financial Systems, Inc. preferred stock into our common stock.

         Subject to satisfying applicable regulatory requirements, we intend to distribute all of the shares of Tambora stock to the above groups in the amounts indicated. We propose to file a registration statement under the Securities Act of 1933 covering the foregoing transactions.

     Sale of Common Stock

         During 2000, Tambora received subscriptions for 615,648 shares for an aggregate of $638,722, for an average price of $1.04. Tambora also issued shares for services between inception and December 31, 2000. Tambora is currently seeking additional private equity through the sale of common stock. Tambora stock was issued to subscribers as their subscriptions were paid.

         The following table shows the stock ownership of our officers and directors in us and Tambora as of December 31, 2000, and the anticipated ownership of officers and directors in Tambora after giving effect to the proposed distribution of Tambora stock to our stockholders. The table does not include 15,000,000 common shares owned by Alyda Macaluso, Laura Avignon and Lighthouse Capital Insurance Company, who, upon completion of the stock purchase agreement, have the right to appoint themselves or their designees as our officers and directors:

                                                                                                 Tambora
                                American Financial Holding            Tambora              (after distribution)
                                ---------------------------- -------------------------- ---------------------------
              Name                 Number       Percentage     Number      Percentage      Number     Percentage
   ---------------------------- -------------- ------------- ------------ ------------- ---------------------------
   Kenton L. Stanger..........       242,098        5.7%       1,100,000       7.3%        1,342,098      8.9%
   Raymond L. Punta...........       184,994        4.3          619,833       4.1           804,827      5.3
   Tim L. Hansen..............       242,098        5.7          845,000       5.6         1,087,098      7.2
   Ray P. Brown...............       241,826        5.7          845,000       5.6         1,086,826      7.2
   Chelton S. Feeny...........       206,022        4.8        1,253,938       8.3         1,459,960      9.7
                                --------------               ------------               -------------
   Officers and Directors,
     as a Group...............     1,117,038       26.1%       4,663,771      30.9         5,780,809     38.3%
                                ==============               ============               =============
       Total Outstanding......     4,279,449                  15,104,285                  15,104,285
                                ==============               ============               =============

(1) Includes shares to be distributed, subject to satisfying certain regulatory requirements.
(2) Does not reflect the extent to which the "other stockholders" may own stock of both American Financial Holding and Tambora.

Director Loan

         We owe Kenton L. Stanger, an officer and director, $18,865 for a cash loan to us during 1999.

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


Tambora Advances to Us

         In addition to Tambora's payment of $500,000 to us as partial consideration of the purchase of Income Builders, as of December 31, 2000, Tambora had outstanding advances of principal and accrued interest of $210,635 to us for payment of general and administrative expenses, including amounts paid to executive officers and directors. Such amount is repayable by us to Tambora under the terms of a promissory note bearing interest at 18% and due and payable out of the first net proceeds received by us from the sale of common stock, but in any event on or before December 31, 2002.

Income Builders Officers and Directors

         Income Builders owed Tim L. Hansen and Ray P. Brown, officers of Income Builders, $340,204 at December 31, 1999, payable on demand. Of the $340,204 payable, $240,194 bears an interest rate of 50% and $100,010 is a bonus payable. Management of Income Builders intends to accrue interest on the $240,194 payable at 50% and offset this accrued interest against the $1,074,219 stockholders' receivable, until the receivable is reduced to $240,194, at which time this payable will be used to offset the receivable from the officers of Income Builders. These loans were included in the assets and liabilities of Income Builders when it was sold to Tambora.

Sale of $300,000 in Securities

         Subsequent to December 31, 2000, we sold for $300,000 a total of 15.0 million shares of common stock (700,935 shares of common stock giving effect to the 21.4-to-1 reverse stock split) for an aggregate of $150,000, and $150,000 in principal amount of promissory notes, automatically convertible into an aggregate of 49.2 million shares of common stock (2,299,000 shares giving effect to the 21.4-to-1 reverse split). The persons making the $300,000 investment have agreed to execute a majority written consent approving the proposed reverse stock split, the appointment of their designees to the board of directors, and the authorization of a class of preferred stock. On the effectiveness of the reverse stock split and related matters, we will issue 400,000 shares of post-reverse-split common stock to a third party for services. The securities sold by us and the consideration therefore are being held pending our distribution of this information statement to our stockholders relating to the matters to be approved by the majority written consent of its stockholders and certain other conditions. After giving effect to the foregoing, we will have an aggregate of 3.6 million shares of common stock issued and outstanding.

Conflicts of Interest

         We and Tambora have been and will continue to be subject to significant conflicts of interest as a result of their common controlling stockholders, executive officers and directors. Notwithstanding these conflicts of interest, such persons, acting both for themselves and as executive officers, directors and stockholders of us or Tambora, have determined:

         o the terms of their compensation from us, including the amount and manner of payment;
         o the terms on which such persons purchased stock from Tambora upon its organization;
         o        the terms on which Tambora sold stock to other investors;
         o        the terms on which we sold Income Builders to Tambora; and
         o        the terms on which we are required to repay loans to Tambora.

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


         There can be no assurance that any conflict of interest will be resolved in favor of us or our stockholders. We have not adopted any policies respecting the resolution of conflicts of interest that may arise.

                               REVERSE STOCK SPLIT

         In accordance with our agreement relating to the recent $300,000 cash investment, the board of directors has adopted and a majority of the stockholders have approved by their written consent adoption a 21.4-to-1 reverse stock split of our issued and outstanding common stock, without reducing the 50,000,000 shares of authorized common stock.

         We believe it would be in the best interests of American Financial Holding and its stockholders to adopt an amendment to our certificate of incorporation that will effect a 21.4-to-1 reverse stock split. The amendment that will effect the reverse split will be, by its terms, effective as of [effective date], 2001. Its full text is set forth in the proposed Certificate of Amendment to the Certificate of Incorporation attached to this information statement as Appendix A.

Purpose and Background of the Reverse Split

         We have approved the reverse stock split in accordance with our contractual obligations under which we recently obtained $300,000 in new cash investment. We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed reverse split is not intended to be an anti-takeover device.

Effect on Market for Common Stock

         Currently our common stock is not actively quoted or traded on any recognized quotation medium that we know of. Decreasing the number of shares outstanding without altering the aggregate economic interest represented by the shares may result in an increase in the price for our stock if a market were to develop. However, we cannot assure that such an increase will occur, even if a market existed for our stock. There also can be no assurance that any price per share of our common stock immediately after the reverse split will increase proportionately with the reverse split, or that any increase will be sustained for any period of time.

Effects of Reverse Split on Common Stock; No Fractional Shares

         The principal effect of the reverse split will be to decrease the number of issued and outstanding shares of our common stock to approximately 3.6 million shares, based on the number of shares outstanding on the Record Date for the stockholder meeting, followed by the automatic conversion of $150,000 in convertible notes to shares of common stock and the issuance of an additional 400,000 shares for services. The total number of shares of common stock each of stockholder holds will be reclassified automatically into the number of shares equal to the number of shares such stockholder held immediately before the reverse split divided by 21.4. If the number of shares a individual stockholder of record holds is not evenly divisible by 21.4, such stockholder will receive scrip for the fractional share.

         As of the Record Date for the stockholder consent, we had approximately 628 common stockholders of record (although we had significantly more beneficial holders). We do not expect the reverse split to result in a significant reduction in the number of record holders. We do not intend to seek any change

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


in our status as a reporting company for federal securities law purposes, either before or after the reverse split.

Exchange of Stock Certificates

         Stockholders will not be required to submit their stock certificates for conversion into the post-reverse-split number of shares.

         However, on or after the effective date of the reverse split, we will mail a letter of transmittal to our stockholders. Stockholders will be able to obtain a certificate evidencing post-reverse-split shares only by sending our transfer agent, Fidelity Stock Transfer, 1800 South West Temple, Salt Lake City, Utah, 84115, his or her old stock certificate(s), together with the properly executed and completed letter of transmittal and payment of the required transfer fee of $19.00 per new certificate. Stockholders will not receive certificates for post-reverse-split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to our transfer agent until they receive the letter of transmittal, and stockholders should only send in their certificates with the letter of transmittal. The transfer agent will send the stockholder's new stock certificate promptly after receipt of his or her properly completed letter of transmittal, the old stock certificate(s), and required fee.

         As noted above, no fractional share of post-reverse-split common stock will be issued. Instead, we will issue scrip in registered form, not represented by a certificate, that shall entitle the holder to receive a full share upon the surrender of such scrip evidencing a whole share. Upon the surrender of scrip evidencing a whole share, we will issue to the holder thereof a certificate evidencing such whole share. Holders of scrip will not be entitled to exercise voting rights, to receive dividends thereon, or to participate in any of our assets in the event of liquidation. Such scrip shall be void if not exchanged for certificates representing full shares of uncertificated full shares before 12:00 midnight on the 120th day following the effective date of the amendment to the certificate of incorporation.

                            AUTHORIZE PREFERRED STOCK

         The board of directors has adopted and a majority of the stockholders has approved by its written consent adoption of an amendment to our Certificate of Incorporation to authorize a class of preferred stock. A copy of the revised article to authorize 5,000,000 shares of preferred stock, par value $0.001, and to coordinate the provisions of the newly authorized preferred stock with the common stock is included in the proposed Certificate of Amendment to the Certificate of Incorporation attached as Appendix A. You are urged to review the appendix carefully. The general summary and discussion in the information statement is qualified in its entirety by the specific language of such proposed amendment attached.

         Under the amendment to authorize a class of preferred stock, our board of directors is authorized, without stockholder action, to issue preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, any redemption price, any conversion rights, the amount payable in the event of any voluntary liquidation or dissolution of our company, and any voting rights. Specifically, the board of directors has the power to specify:

                           (i) the distinctive designation of and the number of
                  shares of Preferred Stock which shall constitute each series, which number may be increased (except as otherwise fixed by

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


                  the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

                           (ii) the rate and times at which, and the terms and
                  conditions on which, dividends, if any, on the shares of the series shall be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation or on any series of Preferred Stock; and whether such dividends shall be cumulative or noncumulative;

                           (iii) the right, if any, of the holders of the shares
                  of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation and the terms and conditions of such conversion or exchange;

                           (iv) whether shares of the series shall be subject to
                  redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any other class or classes of stock of the Corporation, cash or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

                           (v) the rights, if any, of the holders of shares of
                  the series on voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of this Corporation;

                           (vi) the terms of the sinking fund or redemption or
                  purchase account, if any, to be provided for shares of the series; and

                           (vii) the voting powers, if any, of the holders of
                  shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the stockholders, and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the board of directors may determine.

The board of directors has authority to authorize the offer and sale of preferred stock without the vote of or notice to existing stockholders. The issuance of preferred stock could dilute the percentage interest and per share book value of existing stockholders. We have no plans to issue any shares of preferred stock.

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The selection of our auditors will not be submitted to the stockholders for their approval in the absence of a requirement to do so.

Change of Accountants

         On April 27, 2000, our board of directors determined not to engage Jones Jensen & Co., Salt Lake City, Utah, as our principal accountant to audit and report on our financial statements for the years ended December 31, 1998 and 1999 due to its inability to meet our scheduling requirements.

         Our financial statements for the calendar year ended December 31, 1997, have not been audited, and Jones Jensen was not retained by us to audit the 1998 and 1999 financial statements.

         The report of Jones Jensen on our financial statements consisting of consolidated balance sheets as of December 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1996 and 1995, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles; however, the accountant's report for the December 31, 1996 and 1995, financial statements did contain an explanatory paragraph that indicates there is doubt as to our ability to continue as a going concern.

         In connection with our two most recent fiscal year audits and any subsequent interim period preceding the dismissal of Jones Jensen, there were no disagreements with Jones Jensen or reportable events on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In connection with its audit of our 1996 financial statements, Jones Jensen noted no matters involving the internal control structure and its operations that it considered to be material weaknesses.

         Jones Jensen has provided a letter to the Securities and Exchange Commission indicating that it did not disagree with the above statements.

         On April 27, 2000, our board of directors approved the engagement of Robison, Hill & Co., Salt Lake City, Utah, as independent accountants and auditors to report on our financial statements for the years ended December 31, 1998 and 1999.

         No consultations occurred between us and Robison, Hill during the two most recent fiscal years and any subsequent interim period prior to Robison, Hill's appointment regarding either (a) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on our financial statements or other information provided that was considered by us in reaching a decision as to an accounting, auditing or financial reporting issue, or (b) any matter that was the subject of disagreement or a reportable event requiring disclosure.

Fees to Robison, Hill

     Audit Fees

         The aggregate fees billed by Robison, Hill for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in our quarterly reports on Form 10-QSB for that fiscal year were $5,950.

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


     Financial Information Systems Design and Implementation Fees

         Robison, Hill billed no fees for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

     All Other Fees

         No fees were billed by Robison, Hill for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2000.

                              STOCKHOLDER PROPOSALS

         It is anticipated that the next annual meeting of stockholders will be held on approximately May 15, 2002. Stockholders may present proposals for inclusion in the information or proxy statement to be mailed in connection with the 2002 annual meeting of stockholders of the company, provided such proposals are received by the company no later than January 15, 2002, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the certificate of incorporation and bylaws of the company.

                                             By order of the board of directors:

                                             AMERICAN FINANCIAL HOLDING, INC.



                                             Raymond L. Punta, Secretary

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


                                                                      Appendix A

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                         CERTIFICATE OF INCORPORATION OF
                        AMERICAN FINANCIAL HOLDING, INC.
                             A DELAWARE CORPORATION

         American Financial Holding, Inc., a corporation organized and existing under the laws of the state of Delaware (the "Company"), does hereby certify as follows:

         FIRST: That at a meeting of the board of directors of the Company, resolutions were duly adopted setting forth the proposed amendment of the Certificate of Incorporation of the Company, declaring the amendment to be advisable and calling a meeting of the stockholders of the Company for consideration thereof.

         SECOND: By executing this Certificate of Amendment of the Certificate of Incorporation, the president and secretary of the Company do hereby certify that effective [ ], 2001, the foregoing amendment to the Certificate of Incorporation of American Financial Holding, Inc. was authorized and approved pursuant to Section 242 of the General Corporation Law of the state of Delaware by the written consent of a majority of the issued and outstanding shares of the Company's common stock. No other class of shares was entitled to vote thereon as a class.

         THIRD: That the Certificate of Incorporation of the Company is hereby amended as follows:

         A. Article IV is hereby amended by striking the existing article in its entirety and inserting in lieu thereof the following:

                                   Article IV
                                 Capitalization

                  The Company shall have authority to issue an aggregate of 55,000,000 shares, of which 5,000,000 shares shall be preferred stock, $0.001 par value (hereinafter the "Preferred Stock"), and 50,000,000 shares shall be common stock, par value $0.001 (hereinafter the "Common Stock"). The powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of stock of each class and series which the Company shall be authorized to issue, are as follows:

                           (a) Preferred Stock. Shares of Preferred Stock may be
                  issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional and other rights of each such series and qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Company is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative participating, optional and other rights and the qualifications, limitations and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


                                    (i) the distinctive designation of and the
                           number of shares of Preferred Stock that shall constitute each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

                                    (ii) the rate and times at which, and the
                           terms and conditions on which, dividends, if any, on the shares of the series shall be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Company or on any series of Preferred Stock; and whether such dividends shall be cumulative or noncumulative;

                                    (iii) the right, if any, of the holders of
                           the shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Company and the terms and conditions of such conversion or exchange;

                                    (iv) whether shares of the series shall be
                           subject to redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any other class or classes of stock of the Company, cash or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

                                    (v) the rights, if any, of the holders of
                           shares of the series on voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of this Company;

                                    (vi) the terms of the sinking fund or
                           redemption or purchase account, if any, to be provided for shares of the series; and

                                    (vii) the voting powers, if any, of the
                           holders of shares of the series which may, without limiting the generality of the foregoing, include (1) the right to more or less than one vote per share on any or all matters voted on by the stockholders, and
                           (2) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Company in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the board of directors may determine.

                           (b) Common Stock. The Common Stock shall have the
                  following powers, preferences, rights, qualifications, limitations and restrictions:

                                    (i) After the requirements with respect to
                           preferential dividends of Preferred Stock, if any, shall have been met and after this Company shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts, and subject further to any other conditions that may be required by the Delaware General Corporation Law, then, but not otherwise, the holders of Common Stock shall be

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


                           entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction to series;

                                    (ii) After distribution in full of any
                           preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of this Company, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each without distinction as to series; and

                                    (iii) Except as may otherwise be required by
                           law or this Certificate of Incorporation, in all matters as to which the vote or consent of stockholders of the Company shall be required or be taken, including, any vote to amend this Certificate of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

                           (c) Other Provisions:

                                    (i) The board of directors of the Company
                           shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Company of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Company having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Company, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessment thereon.

                                    (ii) Unless otherwise provided in the
                           resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Company or of any security of obligation convertible into, or of any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of any class of the Company, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for or otherwise acquire shares of any class of the Company, whether now or hereafter authorized.

                                    (iii) Anything herein contained to the
                           contrary notwithstanding, any and all right, title, interest and claim in and to any dividends declared or other distributions made by the Company, whether in cash, stock or otherwise, that are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Company, its transfer agents or other agents or depositories shall at such time become the absolute property of the Company, free and clear of any and all claims of any person whatsoever.

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder


         B. The shares of Common Stock of the Company issued and outstanding as of the Effective Date shall be reverse-split or consolidated, without any change in the authorized number of shares of Common Stock or the par value thereof, to become effective on the date this Certificate of Amendment is duly filed in the office of the Secretary of State of the State of Delaware (the "Effective Date") as follows:

                  (a) Each 21.4 shares of Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into the right to receive one share of post-reverse-split common stock ("New Common Stock").

                  (b) No fractional shares of New Common Stock shall be issued in connection with the foregoing, and in lieu thereof, the Company shall issue scrip in registered form, not represented by a certificate, that shall entitle the holder to receive a full share upon the surrender of such scrip evidencing a whole share. Upon the surrender of scrip evidencing a whole share, the Company shall issue to the holder thereof a certificate evidencing such whole share. Holders of scrip shall not be entitled to exercise voting rights, to receive dividends thereon, or to participate in any of the assets of the Company in the event of liquidation. Such scrip shall be void if not exchanged for certificates representing full shares of uncertificated full shares before 12:00 midnight on the 120th day following the Effective Date.

                  (c) As soon as reasonably practicable after the Effective Date, the Company shall cause its registrar and transfer agent, acting as exchange agent (the "Exchange Agent"), to mail to each holder of record of shares of Common Stock immediately prior to the Effective Date (the "Pre-Reverse-Split Common Stock"), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Pre-Reverse-Split Common Stocks shall pass, only upon delivery of a certificate representing such Pre-Reverse-Split Common Stock to the Exchange Agent, which shall be in such form and have such other provisions as the Company may reasonably specify, and which shall specify the fee payable in order to effectuate such exchange) and instructions for use in effecting the surrender of certificates representing Pre-Reverse-Split Common Stock in exchange for certificates representing shares of New Common Stock issuable pursuant hereto. Upon surrender of a certificate representing Pre-Reverse-Split Common Stock for cancellation to the Exchange Agent, together with such duly executed letter of transmittal and the payment of the prescribed fee, the holder of such certificate representing Pre-Reverse-Split Common Stock shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of New Common Stock that such holder has the right to receive in exchange for the Pre-Reverse-Split Common Stock surrendered pursuant to the provisions hereof (after taking into account all Pre-Reverse-Split Common Stock then held by such holder), and the Pre-Reverse-Split Common Stock so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Pre-Reverse-Split Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of New Common Stock may be issued to a transferee if the certificate representing such Pre-Reverse-Split Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes and other transfer fees have been paid. Holders of certificates representing Pre-Reverse-Split Common Stock shall not be required to convert their certificates into certificates representing New Common Stock. Until surrendered as contemplated hereby, each certificate representing Pre-Reverse-Split Common Stock shall be deemed at any time after the Effective Date to represent only the New Common Stock into which such certificate representing Pre-Reverse-Split Common Stock is convertible as provided herein and the right to receive, upon such surrender prior to the expiration date of scrip as provided above, scrip in lieu of any fractional shares of New Common Stock as provided above.

                  (d) After the Effective Date, there shall be no further registration of transfers of certificates representing
         Pre-Reverse-Split Common Stock. If, after the Effective Date, certificates representing shares of Pre-Reverse-Split Common Stock are presented to the Company or the Exchange Agent for registration of transfer, such certificates shall be canceled and exchanged for certificates representing New Common Stock and scrip in accordance with the procedures set forth herein.

                                               Preliminary Information Statement
                               Pursuant to Section 14 of the Securities Exchange
                              Act and Regulation 14C and Schedule 14C thereunder



         DATED this ___ day of __________________, 2001

ATTEST:                                        AMERICAN FINANCIAL HOLDING, INC.



                                               By:
---------------------------                       -----------------------------
Raymond L. Punta, Secretary                       Kenton L. Stanger, President